EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 1350 OF TITLE 18 OF THE U.S. CODE

I, Robert S. Taylor, Executive Vice President, Treasurer and Chief Financial Officer of Superior Energy Services, Inc. (the “Company”), certify, pursuant to Section 1350 of Title 18 of the U.S. Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:

1.the quarterly report on Form 10-Q of the Company for the quarter ended September  30, 2016 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Report or as a separate disclosure document.

Date: October 26, 2016
/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and Chief Financial Officer
Superior Energy Services, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.